                                                                    EXHIBIT 4.16

                                                                  EXECUTION COPY



                This Agreement is dated the 20th day of June 2003



                                     BETWEEN



                          ST ASSEMBLY TEST SERVICES LTD



                                       AND



                                SIMMTECH CO. LTD





                       -----------------------------------
                       STRATEGIC ASSISTANCE LOAN AGREEMENT
                       -----------------------------------


                  C:\Simmtech\StrategicAssistanceLoanAgreement
                          ST Assembly Test Services Ltd
                               5 Yishun Street 23
                                Singapore 768442

THIS AGREEMENT is made on June 20, 2003.

BETWEEN:

1. ST ASSEMBLY TEST SERVICES LTD, a company incorporated under the law of Singapore and having a place of business at 5 Yishun Street 23, Singapore 768442 ("STATS")

2. SIMMTECH CO. LTD, a corporation organized and existing under the laws of Korea and having its principal place of business at 70-5 Songjung-Dong, Heung Duk-Ku, Choungju, Chungchongbuk-do, Korea 361-290 ("SIMMTECH")


WHEREAS:

Simmtech has requested STATS and STATS has agreed to grant a loan amounting to United States Dollars Five Million only (US$5,000,000.00) on the terms and conditions hereinafter set out for the purposes of Simmtech's acquisition of equipment and machinery to support STATS's service requirements under the spirit of mutual strategic engagement.


NOW IT IS HEREBY AGREED as follows:

1    DEFINITIONS

1.1 In this Agreement, unless the context otherwise requires, the following words shall have the following meanings:-

     "Agreement Term" means the period commencing from the Loan Date and ending on the Loan Repayment Date;

     "Banking Day" means a day on which banks are open for business in Seoul, Korea.

     "Capacity Commitment" means Simmtech's provision to STATS of the type and quantity of equipment, substrates, materials, labour and other supplies required by STATS to enable STATS to package and produce for STATS's customers not less than five hundred thousand (500,000) PBGA packages and five million (5,000,000) stPBGA packages per month;

     "Equipment" means the Existing Equipment, the Equipment to be Owned and the Equipment to be Purchased;

     "Existing Equipment" means the machinery and equipment listed in the Machine List attached hereto as Annex A which represents the equipment to which Simmtech has legal ownership as of the date thereof;

     "Equipment to be Owned" means the machinery and equipment listed in the Machine List attached hereto as Annex B, which represents the equipment to which Simmtech has executed a purchase agreement but will not have legal ownership until the Loan Date;

     "Equipment to Be Purchased" means the machinery and equipment listed in the Machine List attached hereto as Annex C, which represents the equipment to be purchased by Simmtech following the Loan Date;

     "Loan" means a sum of United States Dollars Five Million only (US$5,000,000.00) loaned to Simmtech under this Agreement, which is to be repaid in full to STATS;

     "Loan Date" means June 23, 2003;

     "Loan Repayment Date" means the date when the Loan is repaid in full, being a date not later than 1st July 2007;

     "Lead-Time" means the length of time for goods or services purchased by STATS to be delivered to STATS;

     "Repayment Dates" mean the date falling one year after the Loan Date (i.e., (on June 23, 2004) and the first day of each subsequent three (3) month period thereafter during the Agreement Term, provided that any Repayment Date falling after 1st July 2007 shall be accelerated to fall on 1st July 2007;

     "Security Documents" means the YT Agreement and the Share Pledge Agreement, each duly executed and signed by authorized signatories of Simmtech and STATS and in the form required by STATS;

     "Share Pledge Agreement" means the Agreement for the pledge of Shares dated as of the date hereof between Simmtech (as pledgor) and STATS (as pledgee) whereby Simmtech pledged the Shares to STATS to secure its obligations under this Agreement and the Security Documents.

     "Shares" means the Seven Hundred Thousand (700,000) common shares of Simmtech which are pledged to STATS under the Share Pledge Agreement; and

     "YT Agreement" means the Yangdo Tambo Agreement dated as of the date hereof between Simmtech (as transferor) and STATS (as transferee) whereby Simmtech transferred title over certain property described therein to STATS for the purpose of securing its obligations under this Agreement and the Security Documents.

1.2 The headings to the Clauses hereof shall not be deemed to be a part thereof or be taken in consideration in the interpretation or construction thereof or of this Agreement.

2    LOAN

2.1 Subject to Section 3 below, STATS will provide a Loan to Simmtech on the Loan Date for the purposes and on the terms and conditions specified herein.

2.2 In consideration of STATS's execution of this Agreement, Simmtech commits and undertakes, as a minimum service guarantee for STATS, to comply with the Capacity Commitment at Lead Times not exceeding three weeks from the date of each of STATS's purchase order and pricing which is at least equal to or lower than the price charged to STATS at the date of execution of this Agreement for equivalent items or services, unless otherwise agreed by the parties. Simmtech further agrees to provide prompt support for new product samples and to develop new products according to a technology roadmap aligned with STATS's service requirements.


3.   CONDITIONS PRECEDENT

3.1 The obligation of STATS to provide the Loan to Simmtech under Section 2 above is subject to the fulfillment, as reasonably determined by STATS, of the following conditions precedent on or 1 business day prior to the Loan Date (unless otherwise waived by STATS in its absolute discretion):

     (a) A certified copy of the most recent Articles of Incorporation and company registry of Simmtech;

     (b) A duly authenticated copy of the minutes of the board of directors' meeting of Simmtech at which resolutions authorizing the execution, delivery and performance of this Agreement and the Security Documents, including but not limited to incurring the debt obligations hereunder and providing the collateral as contemplated under the Security Documents, and authorizing the person(s) who signed, or will sign, this Agreement, the Security Documents or all other documents in connection thereto on Simmtech's behalf to do so, were adopted and any power of attorney executed in connection therewith;

     (c) Seal certificate of the Representative Director of Simmtech and specimen signature of the person(s) authorized to execute this Agreement, the Security Documents and all other documents in connection therewith;

     (d) The executed Security Documents duly signed by the authorized person(s) on behalf of Simmtech;

     (e) Certified copies of each approval of any governmental authority of Korea necessary or advisable in connection with the execution, delivery and performance of this Agreement or the provision of the collateral contemplated under the Security Documents, in form and substance satisfactory to STATS and its legal counsel, including but not limited to the relevant foreign exchange reporting/approval requirements set forth in the Foreign Exchange Transaction Law (and regulations thereunder);

     (f) Evidence as may be reasonably requested by STATS and its legal counsel that all obligations of STATS under the YT Agreement shall be satisfied prior to or simultaneously with the provision of the Loan on the Loan Date, including but not limited to (i) satisfaction of relevant foreign exchange reporting/approval requirement; (ii) the placement of a plaque or sign on Existing Equipment, Equipment to be Owned and Equipment to be Purchased stating STATS' title and interest thereon and (iii) maintenance of adequate insurance over the Existing Equipment, Equipment to be Owned and Equipment to be Purchased as provided in the YT Agreement;

     (g) Evidence as may be reasonably requested by STATS and its legal counsel that all obligations of STATS under the Share Pledge Agreement shall be satisfied prior to or simultaneously with the provision of the Loan on the Loan Date, including but not limited to (i) registration of STATS' security interest over the Shares in Simmtech's shareholders' registry, (ii) delivery of the share certificates representing the Shares to STATS or its agent and (iii) satisfaction of relevant foreign exchange reporting/approval requirements, as provided in the Share Pledge Agreement;

     (h) A certified copy of any contracts or documents with respect to the Existing Equipment and Equipment to Be Owned; and

     (i)  Such other documents that STATS may reasonable request.

3.2 Unless otherwise waived by STATS, failure to comply with any of the foregoing conditions precedent shall constitute an Event of Default under
     Section 8 hereunder, and STATS shall have no obligation to provide the Loan on the Loan Date.


4    USE OF LOAN PROCEEDS

     Subject to repayment of the Loan in full on Repayment Dates falling due, Simmtech shall be entitled to use the Loan monies solely for the purpose of acquiring the Equipment for its ordinary business purpose, including to render services to STATS in performance of the Capacity Commitment.

     Simmtech agrees between the Loan Date and December 31, 2003, to use the Loan (or necessary portion thereof) to purchase the Equipment to be Owned and Equipment to be Purchased, and, without delay, to provide STATS with evidence satisfactory to STATS or its legal counsel of the purchase of the Equipment to be Owned and Equipment to be Purchased. Immediately after Simmtech takes legal title to the Equipment to be Owned and Equipment to be Purchased, Simmtech shall take all necessary action so that the Equipment to be Owned and Equipment to be Purchased will be subject to the YT

     Agreement, and Section 3.1(f) above shall be satisfied with respect to such Equipment to be Owned and Equipment to be Purchased.


5    REPAYMENT

5.1 Subject to Section 5.2 below, on each Repayment Date, Simmtech shall repay a portion of the Loan in the amount of United States Dollars Four Hundred and Fifty Thousand only (US$450,000.00), provided that, on the final Repayment Date, the amount of the repayment shall be United States Dollars Fifty Thousand only (US$ 50,000), provided further that, the full amount of the Loan shall be repaid by 1st July 2007.

5.2 If a Repayment Date (and/or July 1, 2007) does not fall on a Banking Day, such payment in respect of that Repayment Date shall be made on the immediately succeeding Banking Day.

5.3 In the event of default on a repayment by Simmtech on the due Repayment Date, STATS shall without prejudice to its other rights and remedies under this Agreement and Security Documents or otherwise, be entitled to charge interest of 1% per annum on the amount which is in default, chargeable from the due Repayment Date until such outstanding amount is paid in full.


6.   WARRANTIES AND REPRESENTATIONS

6.1  Simmtech hereby warrants and represents to STATS as follows:-

     (a) that it is lawfully incorporated, validly existing and in good standing under the laws of the Republic of Korea;

     (b) that it has the corporate power and authority to carry on the business as now being conducted;

     (c)  that it has the corporate power to execute and perform this Agreement;

     (d) that the execution, delivery and performance of this Agreement and the transaction hereunder have been duly authorised by all requisite corporate action and will not violate any provision of any agreement or other instrument to which Simmtech is a party;

     (e) save as disclosed to STATS, there has been no material adverse change in the business activities operations or financial condition of Simmtech since the latest audited accounts;

     (f) save as otherwise disclosed to STATS, there are no actions, suits or proceedings pending or, to the knowledge of Simmtech, threatened against Simmtech or any of its subsidiaries, at law or in equity before any court or competent body adjudicating such matters, which involve the possibility of any judgment or liability which may result in any material adverse change in the business, operations, properties or assets, or in the condition, financial or otherwise of Simmtech or its parent or any of its subsidiaries; and

     (g) that to the best of the knowledge of Simmtech no steps have been taken or are being taken to appoint a receiver and/or manager or judicial manager or liquidator or any other person over it or any of its assets or in any winding up action.

6.2 Each of the warranties and representations contained in the preceding sub-clause shall survive and continue to have full force and effect after the execution of this Agreement for the Agreement Term.


7.   UNDERTAKING

7.1 Simmtech hereby undertakes and agrees with STATS, for as long as the Loan has not been repaid in full, as follows:-

     (a) that the Loan shall be used solely for the purpose and in the manner herein before stipulated and not for any other purpose or manner;

     (b) that it will carry on and conduct its business and affairs with due diligence and efficiency in accordance with sound technical financial industrial and managerial standards and practices and pay all taxes as they fall due;

     (c) that it will keep the Equipment in good and substantial repair and proper working condition to the satisfaction of STATS;

     (d) that it shall give to STATS such written authorization or directions and provide such facilities and access as STATS may require for the inspection of the Equipment; and

     (e) that it will not sell, assign, transfer, pledge, mortgage, encumber or dispose of (or attempt or purport to do any of the foregoing) any of the Equipment or Shares nor do, or fail to do, anything whereby STATS's rights in respect of the Equipment or Shares or their respective value may be diminished; shall notify STATS if Simmtech becomes aware of any diminution in the rights attaching to, or the value of, the same or any circumstances whereby such rights or such value may be diminished.

7.2 Simmtech hereby undertakes and agrees with STATS that it shall not create or permit to arise or subsist, any mortgage, charge (whether fixed or floating), pledge, lien or other encumbrances whatsoever on the Equipment.

8    EVENTS OF DEFAULT

8.1 If any one or more of the following Events of Defaults shall occur, that is to say:

     (a) if Simmtech shall fail to repay when due any sums of money payable under this Agreement and Security Documents and such default shall not be rectified for a period of three (3) Banking Days after the date of receipt by SimmTech of written notice of such default from STATS;

     (b) if any representation or warranty made in or in pursuance of this Agreement, Security Documents or in any certificate, statement or other document delivered in connection with the execution and delivery hereof or in pursuance of this Agreement shall be or become incorrect in any material respect;

     (c) if Simmtech defaults in the due performance of any undertaking, condition or obligation on its part to be performed and observed under this Agreement or Security Documents (other than the payment of any sum due hereunder) and such default (if capable of being rectified) shall not be rectified for a period of thirty (30) Days after the date of receipt by Simmtech of written notice of such default from STATS;

     (d) if a petition is presented in any court of competent jurisdiction or a resolution is passed for the winding-up of Simmtech or for the filing or any application for placing Simmtech under judicial management or any similar or analogous proceedings are taken against Simmtech and are not withdrawn within thirty (30) Days after being presented;

     (e) if any encumbrancer or lessor shall take possession or a receiver and/or manager, judicial manager, liquidator or other similar officer is appointed of the whole of the undertaking, property or assets, or any part thereof, of Simmtech or if a distress or execution is levied or enforced upon or sued out against any part of the property or assets of Simmtech and is not discharged within thirty (30) Days of being levied and STATS is of the reasonable opinion that such an event will be materially prejudicial to the interests of STATS;

     (f) if a judgement or order is made against Simmtech and is not discharged within sixty (60) Days and STATS is in that case of the reasonable opinion that the said judgement will materially affect Simmtech's ability to perform and observe its obligations under this Agreement;

     (g) if a winding-up petition is presented by or against Simmtech or analogous proceedings shall be taken by or against it and is not discharged within thirty (30) Days after being presented or if Simmtech becomes insolvent or is unable or deemed unable to pay its debts or admits in writing its inability to pay its debts, as they mature, or enters into reorganization, composition, corporate restructuring, compromise or arrangement with its creditors or makes a general assignment for the benefit of its creditors and STATS is of the opinion that any such event will be materially prejudicial to the interests of STATS; and

     (h) if Simmtech ceases or threatens to cease to carry on its business or a situation shall have arisen, which shall make it improbable that Simmtech will be able to perform its obligations under this Agreement;

     then and in any of such event, STATS may, by notice in writing to Simmtech declare that an Event of Default has occurred and such declaration shall be deemed to take effect from the date of such an Event of Default.

8.2 Upon the declaration by STATS that an Event of Default has occurred (by sending notification to Simmtech of such declaration pursuant to Section
     9):-

     (a) the whole of the Loan which has not yet been repaid and all other sums agreed to be paid under this Agreement shall immediately become due and payable without any demand or notice of any kind by STATS to Simmtech; and

     (b) STATS shall be entitled to exercise all or any rights, powers or remedies under this Agreement, the Security Documents or any one or more of them.


9.   NOTICES

9.1 Except as otherwise expressly provided herein, any notice, request, demand or other communication to be given or served hereunder by one of the parties hereto to or on the others may be delivered at or sent by prepaid registered post or by facsimile to the address or addresses herein specified of the other party or parties and shall be deemed to b duly served:

     (a)  if it is delivered, at the time of delivery;

     (b) if it is sent by prepaid registered post, one (1) day after posting thereof, or

     (c) if it is sent by facsimile, immediately after transmission thereof, if the date of transmission is a working day, and if such a date is not a working day, then the notice by facsimile shall be deemed to be served on the immediately next succeeding working day.

     Except as otherwise expressly provided herein, all notices, requests, demands or other communications which are required by this Agreement to be in writing may be made by facsimile.

9.2 For the purpose of this Clause 9 each of the parties hereto shall from time to time notify the other party in writing of an address where such notice, request, demand or other communication as aforesaid can be given or served and such notification shall be effective only when it is actually received. In the absence of such notification, the notice, request, demand or other communication aforesaid may be given or served to the concerned party as stated below.

     To:          ST Assembly Test Services Ltd
                  5 Yishun Street 23
                  Singapore 768442
     Attention:   Director, Legal
     DID:         65 6824 1948
     Fax:         65 822 7837


     To:          SimmTech Co. Ltd
                  70-5 Songjung-Dong
                  Hueng Duk-Ku
                  Choungju, Chungchongbuk-Do
                  Korea
     Attention:   Chief Marketing Officer
     DID:         82-43-269 9280
     Fax:         82-43-269 9048


10.  WAIVER NOT TO PREJUDICE RIGHT OF STATS

     No neglect or forbearance of STATS to require and enforce payment of any moneys hereunder or the performance and observance of any undertaking stipulation term or condition herein contained, nor any time which may be given to Simmtech shall in any way prejudice or affect any of the rights, power or remedies of STATS at any time afterwards to act strictly in accordance with the provisions hereof. No such waiver of any such breach as aforesaid shall prejudice the rights of STATS in respect of any other or subsequent breach of any of the undertakings stipulations terms or conditions aforesaid.


11.  SEVERABILITY

     In case any provision in this Agreement shall be, or at any time shall become invalid, illegal or unenforceable in any respect under any law, such invalidity, illegality or unenforceability shall not in any way affect or impair the other provisions of this Agreement but this Agreement shall be construed as if such invalid or illegal or unenforceable provision contained herein or therein did not from a part of this Agreement.


12.  GOVERNING LAW AND DISPUTE RESOLUTION

     This Agreement shall be governed by and construed in all respects in accordance with the laws of the Republic of Singapore.

     Any dispute arising out of or in connection with this Agreement, including any questions regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force which rules are deemed to be incorporated by reference to this Section 12.

13.  MISCELLANEOUS

13.1 Legal and other professional fees, out-of-pocket expenses, charges and expenses of and in connection with this Agreement and the Security Documents incurred by either party, including STATS up to an amount not exceeding USD10,000 ("Fee Cap") shall be paid by Simmtech, except that this Fee Cap shall not apply to expenses and charges that are incurred as a result of STATS' decision to not make the Loan on the Loan Date due to Simmtech's failure to fulfill its obligations under this Agreement.

13.2 Simmtech shall further pay all legal fees as between solicitor and client and other costs and disbursements incurred in connection with or demanding and enforcing payment of moneys due under this Agreement and the Security Documents and otherwise howsoever in enforcing the performance of any other undertakings stipulations terms conditions or provisions of hereof and thereof.

13.3 This Agreement shall be binding upon the successors of Simmtech and shall enure to the benefit of STATS and its successors and assigns.

13.4 This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each party hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                            SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date stated above.



ST ASSEMBLY TEST SERVICES LTD



By: /s/ Mr. Tan Lay Koon
    -------------------------
Name: Mr. Tan Lay Koon
Title: President and CEO


In the presence of: /s/ Suh Tae Suk
                    ----------------------



SIMMTECH CO. LTD



By: /s/ Se-Ho Chun
    -------------------------
Name:
Title: Representative Director


In the presence of: /s/ C. H. Oh
                    ----------------------

                                     ANNEX A
                        DESCRIPTION OF EXISTING EQUIPMENT

-----------------------------------------------------------------------------------------
        MACHINERY                SUPPLIER       CURRENCY    AMOUNT (US$)   OADER/LC DATE
-----------------------------------------------------------------------------------------
D/F LAMINATOR                     HITACHI      Y18,500,000      169,583      4/16/2003
-----------------------------------------------------------------------------------------
PSR DEVELOPING M/C                 KYOWA       Y24,000,000      220,000      4/16/2003
-----------------------------------------------------------------------------------------
D/F PRETREATMENT                   KYOWA       Y33,500,000      307,083      4/16/2003
-----------------------------------------------------------------------------------------
SOFT Au POST RINSE                 KYOWA       Y17,000,000      155,833      4/16/2003
-----------------------------------------------------------------------------------------
SOFT PRETREATMENT SYSTEM            TKC        Y17,000,000      155,833      4/16/2003
-----------------------------------------------------------------------------------------
D/F EXPOSURE                       ADTEC       Y60,000,000      550,000      4/25/2003
-----------------------------------------------------------------------------------------
DES LINE (DEVELOP/ETCH/STRIP)       HMS         EUR500,000      520,833      2/20/2003
-----------------------------------------------------------------------------------------
PSR ACID RINSE                      AST      KRW70,000,000       58,333      2/10/2003
-----------------------------------------------------------------------------------------
AVI                                 ATI     KRW700,000,000      541,667      4/25/2003
=========================================================================================
                                                             $2,679,165
-----------------------------------------------------------------------------------------

                                     ANNEX B
                      DESCRIPTION OF EQUIPMENT TO BE OWNED

------------------------------------------------------------------------------------
    MACHINERY           SUPPLIER       CURRENCY       AMOUNT (US$)     OADER/LC DATE
------------------------------------------------------------------------------------
D/F AUTO PEELER           COMI       KRW80,000,000       66,667          4/25/2003
------------------------------------------------------------------------------------
REJECT MARKER           SEMIMOTO     KRW55,000,000       45,833          4/25/2003
====================================================================================
                                                       $112,500
------------------------------------------------------------------------------------

                                     ANNEX C
                    DESCRIPTION OF EQUIPMENT TO BE PURCHASED


--------------------------------------------------------------------------------------
      MACHINERY             SUPPLIER       CURRENCY       AMOUNT (US$)   OADER/LC DATE
--------------------------------------------------------------------------------------
POSALUX DRILL M/C           POSALUX         $356,824         356,824          N/A
--------------------------------------------------------------------------------------
SOFT Au PLATING LINE          TKC         $1,009,082       1,009,082          N/A
--------------------------------------------------------------------------------------
AOI                         ORBOTEC         $580,500         580,500          N/A
--------------------------------------------------------------------------------------
PSR FINAL CURE SYSTEM       ITODENKI     $28,900,000         264,917          N/A
======================================================================================
                                                          $2,211,323
--------------------------------------------------------------------------------------